Manufacturing Overview

- Two state-of-the-art GMP plants with total area 53,360 square feet
  - 7 types of TCM production lines for oral liquid, syrup, capsule, granules, tablets, compounds, and oral solutions
  - Strict quality control systems in compliance with GMP standards and SFDA regulations to ensure consistent product quality
  - Currently operating near full capacity utilization while expansion project is now in process
- Geographic location allows convenient and low-cost access to high-grade TCM raw ingredients as Sichuan province is historically one of the largest farming bases of traditional Chinese medicinal herbs
- The construction of new production plant is complete and the GMP-certification process has been initiated. Expected to commence operation in late summer of 2009, which will increase overall production capacity by 3 times

PRODUCTON LINES	ANNUALIZED PRODUCT CAPACITY	CURRENT CAPACITY UTILIZATION
Tablets	780 million tablets	100%
Capsules	400 million capsules	100%
Granules	200 million packs	96%
Liquid Solution	130 million tubes	90%

